EXHIBIT 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

NANOVIRICIDES, INC.

CONVERTIBLE PROMISSORY NOTE

$1,500,000.00	July 19, 2023

FOR VALUE RECEIVED, NanoViricides, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of TheraCour Pharma, Inc. or any subsequent holder of this Note (collectively, the “Holder”), in exchange for the Milestone Payment due as of July 19, 2023 as referenced fully in the “Deferred Expense Exchange Agreement of even date herewith, under the terms herein, unless and until converted, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Principal Amount”), plus interest accrued thereon as herein provided with respect to the Principal Amount. Fixed annual interest shall accrue only on the unpaid Principal Amount from the date of original issuance until paid or converted in accordance herewith, as applicable, at a rate equal to twelve percent (12%) per annum. The unpaid Principal Amount, together with any then-unpaid accrued interest thereon, shall be due and payable or converted, as the case may be, on January 19, 2025 (the “Maturity Date”) or (ii) when such amounts are made due and payable upon or after the occurrence of an Event of Default in accordance with Section 1 hereof. All payments due on this Note shall be made either (i) by the issuance of the applicable class of equity securities described in the Deferred Expense Exchange Agreement (the “Exchange Agreement”) dated as of the date hereof between the Company and the Holder or (ii) in the event that the Holder is entitled or elects to receive payment in cash for any payments due on this Note on the terms and conditions set forth herein and in the Exchange Agreement, such payment shall be made via certified check or other immediately available funds. The Holder shall only be entitled to receive a cash payment for a payment due on this Note (provided that the Note has not been converted pursuant to Section 3 of the Exchange Agreement) (i) upon the demand of the Required Holders on or after the Maturity Date or (ii) upon the occurrence and continuance of Event of Default. The Company may not repay this Note in cash without the approval of the Required Holders.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Defined Expense Exchange Agreement excluded as of even date herewith. The Holder, by its acceptance hereof, agrees to be bound by the provisions of the Exchange Agreement. Subject to Section 8 hereof, any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee for any unpaid balance.

Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Holder will not charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum rates or amounts permitted by applicable law and in the event any payments are made in excess of such maximum, such payments shall be credited to reduce the Principal Amount. All payments received by the Holder hereunder will be applied first to reasonable costs of collection, if any, then to interest and the balance to the Principal Amount.

(1)            Events of Default. An “Event of Default” will occur if any of the following occurs:

(a)            the Company fails to make any payment of the Principal Amount or interest when due hereunder within five (5) business days following written demand therefor;

(b)            the Company materially breaches any representation or warranty contained in, or fails to comply in any material respect with, any of the terms or covenants of the Exchange Agreement or this Note, and such breach or failure is not cured within thirty (30) days after the Required Holders have given the Company written notice of such breach;

(c)            involuntary proceedings shall have been commenced against the Company (i) under federal bankruptcy law or under any applicable federal or state bankruptcy, insolvency, or similar law, which seek the general adjustment of the Company’s debts, (ii) seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any material part of the Company’s property, or (iii) seeking an order winding up or liquidating the assets of the Company are initiated and continue for a period of sixty (60) days;

(d)            (i) a voluntary proceeding shall have been commenced under federal bankruptcy law, or any other applicable federal or state bankruptcy, insolvency, or other similar law, (ii) the consent by the Company to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any material part of the Company’s property, (iii) the Company making any assignment for the benefit of creditors, or (iv) the taking of any formal action by the Company in furtherance of any of the foregoing; or

(e)            there occurs a liquidation, dissolution or winding up of the Company.

(2)            Remedies on Default, Etc. Upon the occurrence and continuance of an Event of Default, at the option and upon the declaration of the Required Holders the entire unpaid Principal Amount and accrued and unpaid interest on this Note and all other Notes shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable (provided that if an Event of Default specified in Sections 1(c) or 1(d) above occurs, this Note shall become immediately due and payable without any declaration or other act on the part of the Holder) and the Holder may, among other things, proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Exchange Agreement, or for an injunction against a violation of any of the terms hereof or thereof or in the exercise of any power granted hereby or thereby or by law. No right conferred upon the Holder hereby or by the Exchange Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(3)            Conversion.

(a)            Conversion Right. The Holder shall have the right from time to time, following the date of this Note in respect of the remaining outstanding principal amount of this Note to convert (a “Conversion”) all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Stock”) as such Series A Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Series A Stock shall hereafter be changed or reclassified at a conversion price per share of which price is determined using the Black-and Scholes or similar valuation of the share of Series A Stock as of the date when the Milestone Payment became due, namely, July 19 2023, as determined by the Company’s Controller (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (the “Conversion Price”). The number of shares of Series A Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price as specified above in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 3(b) below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

(b)            Method of Conversion.

(i)     Mechanics of Conversion. Subject to Section 3(a), this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) at the principal office of the Company.

(ii)    Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(iii)   Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Series A Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(iv)   Delivery of Series A Preferred Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 3(b), the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Series A Preferred Convertible Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”).

(v)    Obligation of the Company to Deliver Series A Preferred Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 3, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Series A Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Series A Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., New York, New York time, on such date.

(4)            Prepayment. This Note may be prepaid, in whole or in part, by the Company, without the prior written consent of the Holders.

(5)            Waivers, Amendments by Holder. This Note and any provision hereof may be amended, waived or terminated only in accordance with the Exchange Agreement.

(6)            Notice. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

The Holder:	TheraCour Pharma, Inc 135 Wood Street Suite 200 West Haven, CT 06516

With a copy to :	Anil R. Diwan 493 Glen Devon Road West Haven, CT 06516

The Company:	NanoViricides, Inc 1 Controls Drive Shelton, CT 06484

With a copy to:	Peter Campitiello, Esq. McCarter& English, LLP Two Tower Center Boulevard, 24th Floor East Brunswick, NJ 08816

(7)            Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

(8)            Transferability. Before any proposed sale, pledge, or transfer of this Note (“Transfer”), unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the U.S. Securities and Exchange Commission (the “SEC”) to the effect that the proposed Transfer of this Note without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed Transfer of this Note may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to Transfer the Note in accordance with the terms of the notice given by the Holder to the Company. The Company agrees that no opinion shall be required with respect to a Transfer by a Holder, without consideration, to any affiliate of such Holder; a Transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner; or a Transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member or a Transfer by a Holder which is a corporation to its stockholders, provided that the transferee in each case agrees in writing to be subject to the terms of this Note and the Exchange Agreement (such transactions, a “Permitted Transfer”). In the event of a Permitted Transfer, upon the receipt of the original executed copy of this Note from the Holder, the Company will promptly issue a new Note in the name of the transferee at no charge, except for any applicable transfer taxes.

(9)            Defenses. The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

(10)          Attorneys’ and Collection Fees. Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the Principal Amount and accrued interest due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Holder in collecting such indebtedness or enforcing this Note.

(11)          Waiver of Presentment. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

(12)          Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

(13)          Security. This Note shall be an unsecured obligation of the Company.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed by its duly authorized officer.

NANOVIRICIDES, INC.

By:	/s/ Meeta Vyas
Name: Meeta Vyas
Title: Chief Financial Officer